UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

 _________________________

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

_________________________

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

iCAD, INC.

(Name of Registrant as Specified in its Charter)

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iCAD, INC.

SUPPLEMENT TO PROXY STATEMENT FOR
THE SPECIAL MEETING OF SHAREHOLDERS
to be held on July 14, 2025

July 1, 2025

On May 21, 2025, iCAD, Inc. (“iCAD” or the “Company”) filed a Definitive Proxy Statement on Schedule 14A (the “Definitive Proxy Statement”) with the Securities and Exchange Commission (the “SEC”), in connection with the Agreement and Plan of Merger (the “Merger Agreement”), dated April 15, 2025, by and among RadNet, Inc. (“RadNet”), a Delaware corporation, Trio Merger Sub, Inc. (“Merger Sub”), a Delaware corporation and wholly owned subsidiary of RadNet, and iCAD (the “Merger”). The special meeting of iCAD stockholders will be held virtually on July 14, 2025, at 9:00 a.m. Eastern Time (the “Special Meeting”), to act on the proposal to adopt the Merger Agreement (such proposal, the “Merger Proposal”), as disclosed in the Definitive Proxy Statement, as well as the other proposals described therein.

LITIGATION RELATED TO THE MERGER

It is typical for purported stockholders to file complaints concerning public merger transactions, and on June 18, 2025, a purported individual stockholder of iCAD filed a complaint in the Supreme Court of the State of New York, County of New York, captioned Smith v. iCAD, 653641/2025 (“Smith”), naming as defendants the Company and each member of the Company’s Board of Directors (the “Board”). Also on June 18, 2025, an additional case was filed by a purported individual stockholder of iCAD in the Supreme Court of the State of New York, County of New York, captioned Miller v. ICAD, 653645/2025 (“Miller”). The Smith and Miller complaints, and any similar subsequently filed actions involving the Company, the Board or any committee thereof and/or any of the Company’s directors or officers relating directly or indirectly to the Merger Agreement, the Merger Proposal or any related transaction, are collectively referred to herein as the “Merger Litigations.”

The Merger Litigations filed to date generally allege that the Definitive Proxy Statement is materially incomplete and misleading by allegedly failing to disclose purportedly material information. The Smith and Miller matters assert claims for negligent misrepresentation and concealment, and negligence under New York law against the Company and the Board. The Merger Litigations seek, among other things: an injunction enjoining the consummation of the transactions contemplated by the Merger Agreement; rescission of the Merger if consummated; costs of the action, including attorneys’ fees and experts’ fees and expenses; and any other relief the court may deem just and proper.

iCAD cannot predict the outcome of each Merger Litigation, nor can iCAD predict the amount of time and expense that will be required to resolve each Merger Litigation. iCAD believes that no supplemental disclosures are required under applicable law, and that the requested additional disclosures are immaterial. iCAD and its directors intend to vigorously defend against each Merger Litigation and any subsequently filed similar actions. It is possible that additional similar complaints could be filed in connection with the Merger. iCAD cannot estimate the possible loss or range of loss from the Merger Litigations. If any additional complaints are filed, absent new or significantly different allegations, iCAD will not necessarily disclose such additional filings.

In addition, it is typical to receive multiple demand letters from purported stockholders in public merger transactions, and from May 13, 2025 through July 1, 2025, 16 purported stockholders of iCAD sent demand letters regarding the preliminary proxy statement contained in the registration statement on Form S-4 (the “Registration Statement”) of RadNet filed with the SEC on May 6, 2025, as amended on May 19, 2025, and the Definitive Proxy Statement (collectively, the “Demand Letters”). Based on the same core allegations as the Merger Litigations, as well as others including but not limited to, alleged breach of fiduciary duties, the Demand Letters request that the Company disseminate corrective disclosures in an amendment or supplement to the preliminary proxy statement contained in the Registration Statement filed with the SEC on May 19, 2025, or the Definitive Proxy Statement. iCAD believes that the Demand Letters are without merit, that no supplemental disclosures are required under applicable law, and that the requested additional disclosures are immaterial.

iCAD and all defendants in the Merger Litigations deny all allegations in the Merger Litigations and the Demand Letters and believe that no additional disclosure is required in the Definitive Proxy Statement. However, in order to moot the disclosure claims and avoid nuisance, cost and distraction, and with the goal of precluding any effort to delay the Special Meeting or the closing of the Merger, iCAD hereby makes additional disclosures (the “Supplemental Disclosures”) to supplement the disclosures contained in the Definitive Proxy Statement. iCAD and all defendants in the Merger Litigations deny that they have violated any laws or breached any duties to iCAD stockholders in connection with the Definitive Proxy Statement, and none of the Supplemental Disclosures nor any other disclosure in this Schedule 14A should be construed as an admission of the legal necessity, legal merit or materiality under applicable laws of any Supplemental Disclosures. This decision to make the Supplemental Disclosures will not affect the merger consideration to be paid in connection with the Merger or the timing of the Special Meeting.

The Board continues to recommend that you vote “FOR” the proposals being considered at the Special Meeting.

The information contained herein and in the Supplemental Disclosures should be read in conjunction with the Definitive Proxy Statement, which should be read in its entirety, along with the periodic reports and other information the Company has filed with the SEC. To the extent that the information set forth herein differs from or updates information contained in the Definitive Proxy Statement, the information set forth herein shall supersede or supplement the information in the Definitive Proxy Statement.

IMPORTANT INFORMATION

In connection with the solicitation of proxies, the Company filed the Definitive Proxy Statement on May 21, 2025, with the SEC. Shareholders were mailed copies of the Definitive Proxy Statement and other proxy materials. THE COMPANY’S SHAREHOLDERS ARE STRONGLY ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT SOLICITATION MATERIALS FILED BY THE COMPANY WITH THE SEC BEFORE MAKING ANY VOTING OR INVESTMENT DECISION BECAUSE THESE DOCUMENTS CONTAIN IMPORTANT INFORMATION. In addition, the Company files annual, quarterly and current reports with the SEC. These reports can be obtained free of charge at the SEC’s web site at www.sec.gov or from the Company’s website at www.icadmed.com.

If any shareholders have not already submitted a proxy or voting instruction form for use at the Special Meeting, they are urged to do so promptly. No action in connection with this supplement is required by any shareholder who has previously delivered a proxy or voting instruction form and who does not wish to revoke or change that proxy.

If any shareholders have questions about submitting a proxy card or voting instruction form, or otherwise require assistance, please contact:

Campaign Management

15 West 38th Street, Suite #747,

New York, New York 10018

North American Toll-Free Phone: 1-844-394-4517

Email: info@campaign-mgmt.com

Call Collect Outside North America: +1 (212) 632-8422

The information contained herein speaks only as of July 1, 2025, unless the information specifically indicates that another date applies.

SUPPLEMENTAL DISCLOSURES TO DEFINITIVE PROXY STATEMENT

All page references used herein refer to pages in the Definitive Proxy Statement before any additions or deletions resulting from the supplemental disclosures, and capitalized terms used below, unless otherwise defined, have the meanings set forth in the Definitive Proxy Statement. Underlined and bolded text shows text being added to a referenced disclosure in the Definitive Proxy Statement. Struck through text shows text being deleted from a referenced disclosure in the Definitive Proxy Statement. These definitive additional materials are incorporated into, and amend and/or supplement, the Definitive Proxy Statement as provided herein. Except as specifically noted herein, the information set forth in the Definitive Proxy Statement remains unchanged.

1.	The disclosure on page 65 of the Definitive Proxy Statement, in the section entitled “The Merger—Certain iCAD Unaudited Prospective Financial Information” is hereby supplemented by adding the following information in table showing the Projections:

($ in thousands)	CY2025E	CY2026E	CY2027E	CY2028E	CY2029E

Revenue	$21,671	$23,440	$30,957	$41,463	$50,926
Cost of Goods Sold	3,783	3,599	4,356	5,372	6,148

Gross Profit	$17,889	$19,840	$26,601	$36,090	$44,778

Engineering & Product Development	8,484	8,812	8,453	8,639	8,830
Marketing & Sales	7,432	8,242	9,080	9,704	10,549
General & Administration	7,260	7,378	7,572	7,794	8,023
Depreciation & Amortization	339	346	353	360	367

Total Operating Expenses	23,515	24,778	25,458	26,497	27,769

Operating Income (loss)	$(5,626)	$(4,937)	$1,143	$9,594	$17,008

Depreciation & Amortization[1]	906	906	906	906	906

EBITDA[2]	$(4,721)	$(4,032)	$2,048	$10,499	$17,914

Capital Expenditures	(650)	(703)	(929)	(1,244)	(1,528)
(Increase) / Decrease in Working Capital	(206)	(177)	(752)	(1,051)	(946)
Unlevered Free Cash Flow[3]	$(2,777)	$(4,912)	$82	$5,806	$11,187

Notes:

(1): Includes depreciations and amortization expenses from cost of goods sold and operating expenses.

(2): EBITDA is a non-GAAP financial measure and is defined as GAAP earnings before interest, taxes, depreciation and amortization. The figures presented reflect stock based compensation as a cash expense.

(3): At the direction of iCAD management, Unlevered Free Cash Flow was calculated by Piper Sandler using the prospective financial information included in the Projections and other financial information provided by iCAD management, which calculation was reviewed and approved by iCAD management. Unlevered Free Cash Flow is a non-GAAP financial measure and is defined as earnings before interest and taxes, less taxes, plus depreciation and amortization, less increases in net working capital and capital expenditures. Unlevered Free Cash Flow should not be considered as an alternative to net income, net cash provided by operating activities, or any other items calculated in accordance with GAAP, or as an indicator of iCAD’s operating performance. The Unlevered Free Cash Flow figures presented in the column “CY2025E” are for the 9 months ending December 31, 2025 only.

2.	The disclosure in the second paragraph under the heading “The Merger—Opinion of iCAD’s Financial Advisor” on page 67 of the Definitive Proxy Statement is hereby amended and supplemented by replacing in its entirety with the following:

Unless the context indicates otherwise, for purposes of the financial analyses described below, Piper Sandler calculated enterprise value (“EV”); defined as the relevant company’s common equity value, plus book value of preferred stock, plus debt, plus capital and operating leases, less cash and cash equivalents, and less short and long term investments (“net debt”), plus, where applicable, book value of non-controlling interests. In the case of iCAD, such net debt amount was an estimated net cash balance of approximately $20 million as of March 31, 2025, as per iCAD management.

3.	The disclosure in the fourth paragraph under the heading “The Merger—Opinion of iCAD’s Financial Advisor” on page 67 of the Definitive Proxy Statement is hereby amended and supplemented by replacing in its entirety with the following:

References to (a) “LTM” or “last twelve months” historical financial information are references to (i) for each publicly traded company included in the selected public companies analysis (including iCAD), the last twelve-month period for which financial information was publicly available as of April 14, 2025, based on such publicly available information, and (ii) for each target company included in the selected M&A transactions, the last twelve-month period for which financial information was (x) publicly available as of immediately prior to the announcement of the relevant M&A transaction, based on such publicly available information, or (y) available to Piper Sandler as of immediately prior to the announcement of the relevant M&A transaction, based on such internal non-public transaction information, (b) “FTM” or “forward twelve months” projected financial information are references to (i) for each target company included in the selected M&A transactions analysis, the twelve-month period immediately following the LTM period, based on Wall Street consensus research estimates (“Consensus Estimates”), disclosure by such target company or otherwise available to Piper Sandler, at the time of announcement of the relevant transaction, and (ii) for iCAD, the twelve-month period immediately following the LTM period, based on estimates provided to Piper Sandler by management of iCAD, and (c) “EBITDA” mean GAAP earnings before interest, taxes, depreciation and amortization. For iCAD, diluted shares were calculated using the treasury stock method as of March 31, 2025 (which diluted shares were approximately 28.6 million based on the Implied Per Share Merger Consideration (as defined below)). For all other publicly traded companies, diluted shares were calculated using the treasury stock method and financial information that was publicly available as of April 14, 2025.

4.	The disclosure in the first paragraph under the heading “The Merger—Opinion of iCAD’s Financial Advisor” on page 68 of the Definitive Proxy Statement is hereby amended and supplemented by replacing in its entirety with the following:

For this selected medical technology public companies analysis, Piper Sandler compared, among other things, the implied (i) EV/revenue multiple for each of 2024, 2025 and 2026 for iCAD and (ii) EV/gross profit multiple for each of 2024, 2025 and 2026 for iCAD, based on the Implied Per Share Merger Consideration, to the corresponding multiple for the selected unprofitable growth medical technology public companies. The historical 2024 revenue and gross profit financial information for each of iCAD and the selected public companies was based on historical financial information as described above, and the projected 2025 and 2026 revenue and gross profit financial information for each of iCAD and the selected medical technology public companies, ~~was~~ (i) for iCAD, was based on estimates provided to Piper Sandler by iCAD management (see the section titled “—Certain iCAD Unaudited Prospective Financial Information”), and (ii) for the selected medical technology public companies, was based on Consensus Estimates publicly available as of April 14, 2025.

5.	The disclosure on page 68 of the Definitive Proxy Statement, in the section entitled “The Merger—Opinion of iCAD’s Financial Advisor” is hereby supplemented by adding the following information in the table showing the implied multiples for the “Select Unprofitable Growth Medical Technology Companies” used in the Select Public Companies Analysis:

	EV/ Revenue			EV/ Gross Profit
Selected Unprofitable Growth Medical Technology Companies	2024	2025	2026	2024	2025	2026
AtriCure, Inc.	3.5x	3.1x	2.8x	4.7x	4.1x	3.7x
Neuronetics, Inc.	4.6x	2.3x	2.1x	6.3x	4.2x	3.7x
NeuroPace, Inc.	4.9x	4.2x	3.6x	6.7x	5.7x	4.8x
OrthoPediatrics Corp.	2.7x	2.3x	2.0x	3.7x	3.2x	2.7x
Pulmonx Corporation	2.2x	1.9x	1.6x	3.0x	2.6x	2.1x
Sanara MedTech Inc.	3.3x	2.8x	2.6x	3.7x	3.1x	3.0x
SI-BONE, Inc.	3.0x	2.6x	2.2x	3.8x	3.3x	2.9x
Sight Sciences, Inc.	0.6x	0.6x	0.6x	0.6x	0.7x	0.6x
Treace Medical Concepts, Inc.	2.2x	2.0x	1.8x	2.7x	2.5x	2.3x

Maximum	4.9x	4.2x	3.6x	6.7x	5.7x	4.8x
75th Percentile	4.0x	2.9x	2.7x	5.5x	4.2x	3.7x
Mean	3.0x	2.4x	2.1x	3.9x	3.3x	2.9x
Median	3.0x	2.3x	2.1x	3.7x	3.2x	2.9x
25th Percentile	2.2x	2.0x	1.7x	2.8x	2.5x	2.2x
Minimum	0.6x	0.6x	0.6x	0.6x	0.7x	0.6x

iCAD at Implied Per Share Merger Consideration	4.3x	3.9x	3.6x	5.0x	4.7x	4.2x

6.	The disclosure on page 70 of the Definitive Proxy Statement, in the section entitled “The Merger—Opinion of iCAD’s Financial Advisor” is hereby supplemented by adding the following information in the table showing the implied multiples for the “Select Unprofitable Growth Medical Technology Companies” used in the Selected M&A Transactions Analysis:

Target(1)	EV/ LTM Revenue	EV/ FTM Revenue	EV/ LTM Gross Profit	EV/ FTM Gross Profit
Paragon 28, Inc.	4.8x	4.1x	6.3x	5.2x
Silk Road Medical, Inc.	6.3x	5.8x	8.5x	7.9x
Cardiovascular Systems, Inc.	3.1x	2.6x	4.3x	3.7x
Misonix, Inc.	7.2x	6.6x	10.2x	9.3x
Integra LifeSciences Holdings Corporation – Extremity Orthopaedics Business	N/A	N/A	N/A	N/A
K2M Group Holdings Inc.	5.0x	N/A	N/A	N/A
The Spectranetics Corporation	7.8x	7.1x	10.5x	9.6x
LDR Holding Corporation	6.1x	5.3x	7.4x	6.4x
Uroplasty, Inc.	2.8x	2.5x	3.2x	2.8x
Small Bone Innovations, Inc.	7.6x	N/A	N/A	N/A
AngioScore, Inc.	5.1x	N/A	N/A	N/A

Maximum	7.8x	7.1x	10.5x	9.6x
75th Percentile	7.2x	6.6x	10.0x	8.9x
Mean	5.4x	4.8x	7.3x	6.4x
Median	5.1x	4.7x	7.5x	6.6x
25th Percentile	3.1x	2.7x	4.4x	3.8x
Minimum	2.8x	2.5x	3.2x	2.8x

iCAD at Implied Per Share Merger Consideration	4.3x	3.9x	5.0x	4.7x

(1) “N/A” indicates data was not publicly disclosed, but Piper Sandler included such data in its analysis.

7.	The disclosure in the first paragraph under the heading “The Merger—Opinion of iCAD’s Financial Advisor” on page 72 of the Definitive Proxy Statement is hereby amended and supplemented by replacing in its entirety with the following:

Using a discounted cash flows analysis, Piper Sandler calculated an estimated range of theoretical enterprise values for iCAD based on the net present value of (i) projected unlevered after tax free cash flows from April 1, 2025 to December 31, 2029 (which included the present value impact of current and estimated future NOLs usage available to iCAD through December 31, 2036 of approximately $10 million), discounted back to March 31, 2025, and (ii) a projected terminal value at December 31, 2029 calculated using a terminal year revenue multiple ranging from 2.5x to 4.0x, discounted back to March 31, 2025. The after-tax free cash flows for each year were calculated based on estimates provided to Piper Sandler by iCAD management (see the section titled “—Certain iCAD Unaudited Prospective Financial Information”). Piper Sandler calculated the range of net present values for unlevered free cash flows for such periods, as well as the terminal value, based on a range of discount rates of 19.6% to 20.4%, ~~based on~~ which range reflected its estimation of iCAD’s weighted average cost of capital using the capital asset pricing model, together with a size premium, in order to derive a range of implied enterprise values for iCAD. Piper Sandler then derived a range of implied per share values for iCAD Common Stock using the balance sheet data and diluted share information described above. Piper Sandler observed that based on the mean and median, the range of implied per share values for iCAD Common Stock, was $2.97—$4.15, as compared to the Implied Per Share Merger Consideration of $3.61. Based on these per share value reference ranges for iCAD Common Stock, Piper Sandler then converted each of the mean and median per share values implied by the discounted cash flow analysis to the corresponding implied exchange ratios derived from the RadNet Closing Stock Price. Piper Sandler observed that based on the mean and median for the discounted cash flow analysis, the ranges of implied exchange ratios, was 0.0557—0.0778, as compared to the Implied Exchange Ratio of 0.0677.

Additional Supplemental Disclosures

As of the date of these Supplemental Disclosures, none of iCAD’s directors or executive officers have entered into, or committed to enter into, any arrangement or other understanding regarding continued employment or service with RadNet following the Merger. While it is possible that RadNet may enter into such arrangements in the future, there can be no assurances that any such arrangements will be agreed upon, or if so, the terms and conditions of any such arrangements. If RadNet or its affiliates and iCAD’s executive officers do not enter into arrangements regarding employment with RadNet or its affiliates, then iCAD’s executive officers will remain subject to their existing arrangements with iCAD. In addition, except as disclosed in the Definitive Proxy Statement, none of iCAD’s directors or executive officers have entered into any agreement with respect to the right to purchase or participate in the equity of, RadNet or one or more of its affiliates.

—END OF SUPPLEMENT TO DEFINITIVE PROXY STATEMENT—

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. It does not constitute a prospectus or prospectus equivalent document. No offering or sale of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended (the “Securities Act”), and otherwise in accordance with applicable law.

Important Information about the Proposed Transaction and Where to Find It

In connection with the proposed transaction between RadNet and iCAD on May 6, 2025, RadNet filed with the SEC a registration statement on Form S-4, as amended on May 19, 2025, that constitutes a prospectus of RadNet and also included a proxy statement of iCAD. The registration statement was declared effective by the SEC on May 21, 2025 and iCAD commenced mailing the proxy statement/prospectus to its stockholders on or about May 21, 2025. The proxy statement/prospectus filed with the SEC related to the proposed merger contains important information about RadNet, iCAD, the proposed transaction and related matters. RadNet and iCAD may also file other documents with the SEC regarding the proposed transaction. This communication is not a substitute for the proxy statement/prospectus or any other document which RadNet or iCAD may file with the SEC. Investors are urged to carefully read the proxy statement/prospectus and other documents filed or to be filed with the SEC (or incorporated by reference into the proxy statement/prospectus), as well as any amendments or supplements to these documents, in connection with the proposed transaction, when available, because they contain, or will contain, as applicable, important information about the proposed transaction and related matters. Investors are able to obtain free copies of the registration statement on Form S-4 and the proxy statement/prospectus, and other documents filed by RadNet or iCAD with the SEC through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by RadNet can be obtained by contacting RadNet’s Investor Relations by telephone at (310) 445-2800 or by mail at 1510 Cotner Avenue, Los Angeles, California 90025. In addition, investors are able to obtain free copies of the documents filed with the SEC on RadNet’s website at www.radnet.com (which website is not incorporated herein by reference). Copies of the documents filed with the SEC by iCAD can be obtained by contacting iCAD’s Investor Relations by telephone at (603) 882-5200 or by mail at 2 Townsend West, Suite 6, Nashua, New Hampshire 03063. In addition, investors are able to obtain free copies of the documents filed with the SEC on iCAD’s website at www.icadmed.com (which website is not incorporated herein by reference).

Participants in the Solicitation

RadNet, iCAD and their respective directors and executive officers may be considered participants in the solicitation of proxies from iCAD’s stockholders in connection with the proposed transaction. Information about the directors and executive officers of RadNet is set forth in its proxy statement for its 2025 annual meeting of stockholders, which was filed with the SEC on April 28, 2025. Information about the directors and executive officers of iCAD is set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 31, 2025, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on April 30, 2025. To the extent holdings of RadNet’s or iCAD’s securities by its directors or executive officers have changed since the amounts set forth in such filings, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Beneficial Ownership on Form 4 filed with the SEC. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, and other information regarding the potential participants in the proxy solicitations, which may be different than those of RadNet’s stockholders and iCAD’s stockholders generally, is, or will be, contained, as applicable, in the proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction. You may obtain these documents (when they become available) free of charge through the website maintained by the SEC at http://www.sec.gov and from the investor relations departments at RadNet or iCAD or from RadNet’s website or iCAD’s website, in each case, as described above.

Forward-Looking Statements

This communication contains certain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by words such as: “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “outlook,” “plan,” “potential,” “possible,” “predict,” “project,” “seek, “should,” “target,” “will” or “would,” the negative of these words, and similar references to future periods. Examples of forward-looking statements include statements regarding the anticipated benefits of the proposed transaction, the impact of the proposed transaction on RadNet’s and iCAD’s business and future financial and operating results and prospects, the amount and timing of synergies from the proposed transaction and the closing date for the proposed transaction are based on the current estimates, assumptions and projections of RadNet and iCAD, and are qualified by the inherent risks and uncertainties surrounding future expectations generally, all of which are subject to change. Actual results could differ materially from those currently anticipated due to a number of risks and uncertainties, many of which are beyond RadNet’s and iCAD’s control.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on management’s current beliefs, expectations and assumptions regarding the future of RadNet’s and iCAD’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of RadNet’s and iCAD’s control. RadNet’s, iCAD’s and RadNet’s actual results and financial condition following the proposed transaction may differ materially from those indicated in the forward-looking statements as a result of various factors. None of RadNet, iCAD or any of their respective directors, executive officers, or advisors, provide any representation, assurance or guarantee that the occurrence of the events expressed or implied in any forward-looking statements will actually occur, or if any of them do occur, what impact they will have on the business, results of operations or financial condition of RadNet or iCAD. Should any risks and uncertainties develop into actual events, these developments could have a material adverse effect on RadNet’s and iCAD’s businesses, the proposed transaction and the ability to successfully complete the proposed transaction and realize its expected benefits.  Risks and uncertainties that could cause results to differ from expectations include, but are not limited to: (1) the termination of or occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement or the inability to complete the proposed transaction on the anticipated terms and timetable, (2) the inability to complete the proposed transaction due to the failure to obtain approval of the stockholders of iCAD or to satisfy any other condition to closing in a timely manner or at all, or the risk that a regulatory approval that may be required for the proposed transaction is delayed, is not obtained or is obtained subject to conditions that are not anticipated, (3) the ability to recognize the anticipated benefits of the proposed transaction, which may be affected by, among other things, the ability of RadNet or iCAD to maintain relationships with its customers, patients, payers, physicians, and providers and retain its management and key employees, (4) the ability of RadNet following the proposed transaction to achieve the synergies contemplated by the proposed transaction or such synergies taking longer to realize than expected, (5) costs related to the proposed transaction, (6) the ability of RadNet following the proposed transaction to execute successfully its strategic plans, (7) the ability of RadNet following the proposed transaction to promptly and effectively integrate iCAD into its business, (8) the risk of litigation related to the proposed transaction, (9) the diversion of management’s time and attention from ordinary course business operations to completion of the proposed transaction and integration matters, (10) the risk of legislative, regulatory, economic, competitive, and technological changes, (11) risks relating to the value of RadNet’s securities to be issued in the proposed merger, (12) the effect of the announcement, pendency or completion of the proposed transactions on the market price of the common stock of each of RadNet and iCAD, and (13) risks specific to the Company, including: the willingness of patients to undergo mammography screening, whether mammography screening will be treated as an essential procedure, whether ProFound AI will improve reading efficiency, improve specificity and sensitivity, reduce false positives and otherwise prove to be more beneficial for patients and clinicians, the impact of supply and manufacturing constraints or difficulties on our ability to fulfill our orders, uncertainty of future sales levels, to defend itself in litigation matters, protection of patents and other proprietary rights, product market acceptance, possible technological obsolescence of products, increased competition, government regulation, changes in Medicare or other reimbursement policies, risks relating to our existing and future debt obligations, competitive factors, the effects of a decline in the economy or markets served by the Company.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included elsewhere. Additional information concerning risks, uncertainties and assumptions can be found in RadNet’s and iCAD’s respective filings with the SEC, including the risk factors discussed in RadNet’s and iCAD’s most recent Annual Reports on Form 10-K, as updated by their respective Quarterly Reports on Form 10-Q and future filings with the SEC, as well as the proxy statement/prospectus filed with the SEC in connection with the proposed transaction. Forward-looking statements included herein are made only as of the date hereof and, except as required by applicable law, neither RadNet nor iCAD undertakes any obligation to update any forward-looking statements, or any other information in this communication, as a result of new information, future developments or otherwise, or to correct any inaccuracies or omissions in them which become apparent. All forward-looking statements in this communication are qualified in their entirety by this cautionary statement.